EXHIBIT 1(d)

                      WELLS FARGO & COMPANY

                         $2,500,000,000

                        MEDIUM-TERM NOTES

                               AND

            SUBORDINATED MEDIUM-TERM NOTES, SERIES B

        DUE FROM 9 MONTHS TO 12 YEARS FROM DATE OF ISSUE

                     DISTRIBUTION AGREEMENT


                                                  August __, 1995


Merrill Lynch & Co.                  CS First Boston Corporation
Merrill Lynch, Pierce,               Park Avenue Plaza
  Fenner & Smith Incorporated        New York, N.Y.  10055
World Financial Center
North Tower, 10th Floor
New York, N.Y.  10281-1310
                                     Lehman Brothers
Goldman, Sachs & Co.                 Lehman Brothers Inc
85 Broad Street                      3 World Financial Center, 12th Floor
New York, N.Y.  10004                New York, N.Y.  10285-1200

Morgan Stanley & Co. Incorporated    Salomon Brothers Inc
1251 Avenue of the Americas          Seven World Trade Center
New York, N.Y.  10020                New York, N.Y.  10048


Ladies and Gentlemen:

         Wells Fargo & Company, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $2,500,000,000 (or the equivalent thereof in one or more foreign currencies or currency units) aggregate principal amount of its Medium-Term Notes due from 9 Months to 12 Years from Date of Issue (the "Notes", which term shall include the Senior Notes and the Subordinated Notes). The "Senior Notes" are the Company's Medium-Term Notes to be issued under an Indenture dated as of September 1, 1984 between the Company and Chemical Bank, as successor trustee (the "Senior Trustee"), as amended by the First Supplemental Indenture dated as of April 15, 1986, the Second Supplemental Indenture dated as of June 30, 1987 and the Third Supplemental Indenture dated as of January 23, 1991 (collectively, the "Senior Indenture"). The "Subordinated Notes" are the Company's Subordinated Medium-Term Notes, Series B to be issued under an Indenture dated as of December 10, 1992 (the "Subordinated Indenture") between the Company and Marine Midland Bank (the "Subordinated Trustee"). The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set


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forth in one or more supplements to the Prospectus referred to below.
The Senior Indenture and the Subordinated Indenture are sometimes herein referred to together as the "Indentures" or individually as an "Indenture", and the Senior Trustee and the Subordinated
Trustee are sometimes herein referred to together as the "Trustees" or individually as a "Trustee". The Company shall designate at the time of such issuance whether the Notes to be issued are Senior Notes or Subordinated Notes.


         Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell, and to accept offers to purchase, Notes directly, through subsidiaries or through finders which are subsidiaries, the Company hereby (i) appoints Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), CS First Boston Corporation ("First Boston"), Goldman, Sachs & Co. ("Goldman, Sachs"), Lehman Brothers, Lehman Brothers Inc. (including its affiliate Lehman Government Securities Inc.) ("Lehman Brothers"), Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Brothers Inc ("Salomon Brothers") (individually, an "Agent" and collectively, the "Agents") as agents of the Company (which agency shall be exclusive, except as provided below) for the purpose of soliciting purchases of the Notes from the Company by others and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal for resale to others it will enter into a Terms Agreement relating to such sale in accordance with the provisions of Section 2(b) hereof.


                  1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Agent, as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) and as of any time that any Registration Statement or Prospectus (each as hereinafter defined) is amended or supplemented:



                       (a)  The Company meets the requirements
for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") registration statements on such form (Registration
Nos. 33-51227 and 33-60573), each of which registration statements, as amended (if applicable), has become effective, for the registration under the Act of the Notes. References herein to a "Registration Statement" and the "Registration Statements" shall be deemed to refer to and include each such registration statement, including the exhibits thereto, as amended (if applicable) at the date of this Agreement. Each Registration Statement meets and will meet the requirements set forth in Rule 415(a)(1)(x) under the Act and complies and will comply in all other material respects with said Rule. The Company proposes to file with the Commission from time to time, pursuant to Rule 424(b) under the Act, supplements to the prospectus and prospectus supplement relating to the Notes, which will describe certain terms of the Notes and, subject to
Section 3(a), prior to any such filing will advise each Agent of all further information (financial and other) with respect to the Company to be set forth therein other than the specific terms of the Notes offered thereby. The prospectus dated August __ 1995 and prospectus supplement dated August __, 1995 relating to the Notes in the form transmitted for filing with the Commission pursuant to Rule 424(b) under the Act on August __, 1995 are herein called, together, the "Prospectus"; provided, however, that if in any case any revised prospectus or prospectus supplement shall be provided by the Company to the Agents for use in connection with the offering of the Notes, whether or not the same is required to be filed pursuant to Rule 424(b) under the Act, the term "Prospectus" shall be deemed to refer to and include such revised prospectus or prospectus supplement from and after the time it is first provided to the Agents for such use.
Any reference herein to a Registration Statement or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Act or under the Securities Exchange
Act of 1934 (the "Exchange Act") on or before the date of

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this Agreement, or the date of such Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to any Registration Statement or Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement or the date of such Prospectus, as the case may be, deemed to be incorporated therein by reference.





                      (b)  Each Registration Statement and the
Prospectus, each as amended or supplemented, and the Indentures comply and will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder and (ii) neither any Registration Statement nor the Prospectus, each as amended or supplemented (if applicable), contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (x) that part of any Registration Statement which constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of either Trustee or (y) the information contained in or omitted from any Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information concerning an Agent furnished in writing to the Company by such Agent expressly for use in such Registration Statement and such Prospectus or any amendment or supplement thereto.



                     (c)  The Company has been duly incorporated,
is validly existing in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, and has all requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus, except to the extent that the failure to have such corporate power and authority would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                     (d)  Wells Fargo Bank, National Association
(the "Bank") has been duly organized and is validly existing as a national banking association and continues to hold a valid certificate to do business as a national banking association under the laws of the United States; the Bank has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, except where the failure to have such corporate power and authority would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock of the Bank has been duly and validly issued and is fully paid and non-assessable (subject, however, to the provisions of Section 55, Title 12, United States Code); and all of the capital stock of the Bank is owned by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                     (e) Each of this Agreement and, if applicable, any Terms Agreement entered into in connection with a sale of Notes to which this representation and warranty relates has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

                      (f)  Each of the Senior Indenture and the
Subordinated Indenture has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and is a valid and binding agreement of the Company and is duly qualified under the Trust Indenture Act.

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                      (g)  The Notes have been duly authorized
by all necessary corporate action on the part of the Company and, when executed and authenticated in accordance with the applicable Indenture and delivered to and paid for by the purchaser thereof, will be valid and binding obligations of the Company entitled to the benefits of such Indenture, except as any rights thereunder may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                      (h)  The execution, delivery and performance
of this Agreement, any Terms Agreement and the Indentures by the Company and the issuance and sale of the Notes will not contravene any provision of applicable law or the restated certificate of incorporation or bylaws of the Company or the articles of association or bylaws of the Bank, or any provision of any agreement or other instrument binding upon the Company or the Bank.

                      (i)  No authorization, consent, approval
of or filing with any governmental or regulatory body is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement, any Terms Agreement, or either Indenture or the issuance and sale of the Notes, other than the filing with the Commission in connection with the registration of the Notes under the Act and the qualification of each Indenture under the Trust Indenture Act and except that the offer and sale of the Notes in certain jurisdictions may be subject to the Blue Sky or securities laws of such jurisdictions.

                      (j)  Since the respective dates as of which
information is given in the Registration Statements and the Prospectus, as amended or supplemented, except as may otherwise be stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and
(ii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

                      (k)  All of the securities registered
under the Prior Registration Statements have been issued and sold by the Company. "Prior Registration Statements" mean the Company's registration statements on Form S-3, as amended (if applicable), registration nos. 33-39045, 33-42273, 33-45066 and
33-53514.

                  2.  SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

                       (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent will use its best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented. The Company reserves the right to sell, and to accept offers to purchase, Notes directly, through subsidiaries or through finders which are subsidiaries. Each
Agent is authorized to engage the services of any other broker or dealer in connection with the offer or sale of Notes purchased by such Agent as principal for resale to others, but such Agent is not authorized to appoint sub-agents.

                       The Company agrees to pay each Agent,
as consideration for soliciting the sale of any Notes, a commission in the form of a discount equal to the following percentage of the principal amount of each Note sold by such
Agent:


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                       Term                       Commission Rate

More than 9 months to less than 1 year                      .125%
1 year to less than 18 months                               .150
18 months to less than 2 years                              .200
2 years to less than 3 years                                .250
3 years to less than 4 years                                .350
4 years to less than 5 years                                .450
5 years to less than 6 years                                .500
6 years to less than 7 years                                .550
7 years to less than 8 years                                .600
8 years to less than 9 years                                .600
9 years to less than 10 years                               .600
10 years to 12 years                                        .625


Each Agent is authorized to solicit offers to purchase Notes only in principal amounts of $1,000 (or any other such amount that may be specified as a minimum denomination in an amendment or supplement to the Prospectus) or any amount in excess thereof which is a whole multiple of $1,000. Each Agent shall communicate to the Company, orally or in writing, each offer received by it to purchase Notes that it has not rejected pursuant to the last sentence of this paragraph. The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.



                       (b)      Purchases as Principal.
Each sale of Notes to an Agent, as principal, shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to such Agent. Each such separate agreement, whether oral (and, if requested by such Agent, confirmed in writing, which may be by facsimile transmission) or in writing is herein referred to as a "Terms Agreement" and shall include such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant hereto, the price to be paid to the Company for such Notes (which, if not so specified in the Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in this Section 2), the time and date of delivery of and payment for such Notes (the "Settlement Date") and the place of such delivery and payment, any provisions relating to rights and obligations of purchasers acting together with the Agent in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased by such Agents and the Agents may sell any such Notes to any dealers at a discount not in excess of the discount payable to

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the Agents by the Company. Such Terms Agreement shall also specify any requirements for opinions of counsel, officer's certificates and letters from KPMG Peat Marwick LLP pursuant to Section 4 hereof and whether the stand-off agreement pursuant to Section 3(l) hereof will apply.



                       (c)      Procedures.  Each Agent and
the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Procedures"), as amended from time to time. The Procedures may be amended only by written agreement of the Company and each Agent.

                       (d)      Delivery.  The documents
required to be delivered by Section 4 of this Agreement shall be delivered at the offices of Brobeck, Phleger & Harrison, San Francisco, California, counsel for the Company, on the date hereof, or at such other time and place as the Agents and the Company may agree upon in writing (the "Closing Date").


                  3.   AGREEMENTS.  The Company agrees with
each Agent that:



                           (a)      Prior to the termination of
the offering of the Notes pursuant to this Agreement, the Company will not file any amendment of any Registration Statement or file or use any supplement to the Prospectus unless the Company has previously furnished to each Agent a copy thereof for its review and will not file or use any such proposed amendment or supplement to which the Agents reasonably object; provided, however, that the foregoing requirement shall not apply to
(i) any amendment or supplement relating exclusively to securities offered by the Company other than the Notes or (ii) any of the Company's periodic filings with the Commission on Forms 10-K, 10-Q or 8-K, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission; and provided, further, that any amendment or supplement containing no disclosure other than specific terms of Notes and the manner of distribution thereof need be furnished only to the Agent to or through whom such Notes are to be sold (the "Participating Agent"). Subject to the foregoing sentence, the Company will promptly cause supplements to the Prospectus to be filed with or transmitted for filing to the Commission pursuant to Rule 424. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Prospectus (other than a supplement to the Prospectus containing no disclosure other than specific terms of Notes and the manner of distribution thereof, in which case the Company will advise only the Participating Agent), (ii) of the filing and effectiveness of any amendment to any Registration Statement, (iii) of any request by the Commission for any amendment of any Registration Statement or any amendment of or supplement to the Prospectus or for any additional information,
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the institution or threatening of any proceeding for that purpose and
(v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.



                           (b)      (i) Prior to the termination
of the offering of the Notes pursuant to this Agreement or at any time when a prospectus relating to the Notes is required to be delivered under the Act, if any event occurs or condition exists as a result of which any Registration Statement or the Prospectus as then amended or supplemented would not reflect any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in such Registration Statement or Prospectus, as then amended or supplemented, and/or would include an

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untrue statement of a material fact, or omit to state any
material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement any Registration Statement or the Prospectus, as then amended or supplemented, to comply with the Act, the Company promptly will notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented. If the Company shall decide to amend or supplement any Registration Statement or the Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement to such Registration Statement or Prospectus as then amended or supplemented which will include such facts or events and/or will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request; and if such amendment or supplement, and any documents, certificates and opinions furnished to the Agents pursuant to paragraph (f) below in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to the Agents, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to any Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), during the period any Agent shall have the legal obligation to deliver a prospectus with respect to the sale by it of Notes which it has acquired under a Terms Agreement pursuant to Section 2(b), if any event described in this Section 3(b) occurs, the Company will forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statements or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it shall reasonably request and shall furnish to such Agent pursuant to paragraph (f) below such documents, certificates and opinions as it may request in connection with the preparation and filing of such amendment or supplement. Upon the request of the Company, each Agent will inform the Company whether it has the legal obligation to deliver a prospectus with respect to the sale by it of Notes which it has acquired under a Terms Agreement pursuant to Section 2(b).

                           (c)      As soon as practicable, the
Company will make generally available to its securityholders and to the Agents an earnings statement satisfying the provisions of
Section 11(a) of the Act and Rule 158 under the Act, and, not later than 45 days after the end of the 12-month period beginning at the end of each fiscal quarter of the Company during which the effective date of any post-effective amendment to any Registration Statement occurs, the Company will make generally available to its securityholders an earnings statement covering such 12-month period that will satisfy the provisions of such
Section 11(a) and Rule 158.

                           (d)      The Company will furnish to
each Agent and counsel for the Agents copies of each Registration Statement, the Prospectus and all amendments of and supplements to such documents (other than amendments or supplements containing no disclosure other than specific terms of Notes with respect to which such Agent is not a Participating Agent), in each case as soon as available and in such quantities as such Agent reasonably requests.

                           (e)      The Company will arrange for
the qualification of the Notes for sale under the laws of such jurisdictions as the Agents may reasonably designate with the approval of the Company, will maintain such qualifications in effect so long as required for the distribution of the Notes pursuant to this Agreement and will arrange for the determination of the legality of the Notes for purchase by institutional investors.


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                           (f)      The Company shall furnish to
the Agents such documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, each Registration Statement, the Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, the Procedures, any Terms Agreement and the performance by the Company and the Agents of their respective obligations hereunder and thereunder as the Agents may from time to time reasonably request.

                           (g)      The Company will pay all expenses
incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statements and all amendments thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's accountants and of the Trustees and their respective counsel, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memorandum and any Legal Investment Memorandum, (v) the reasonable fees of counsel for the Agents incurred in connection with the offering and sale of the Notes (including the reasonable fees and expenses of special counsel in any state in the event it should become necessary to obtain opinions of such counsel as to usury or other matters of local law in order to obtain or maintain the qualifications referred to in Section 3(e) hereof) other than in connection with the sale of Notes to an Agent as principal pursuant to a Terms Agreement (unless so provided in such Terms Agreement), (vi) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statements and all amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Agents of copies of the Indentures and any Blue Sky Memorandum and any Legal Investment Memorandum,
(viii) any fees charged by rating agencies for the rating of the Notes, (ix) any advertising and other out-of-pocket expenses incurred with the approval of the Company, and (x) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.

                           (h)      Each acceptance by the Company
of an offer for the purchase of Notes (whether through an Agent as Agent or to an Agent as principal) and each sale of Notes, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or such Agent, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to each Registration Statement and the Prospectus as amended and supplemented to each such time).

                           (i) Each time any Registration Statement
or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions or maturities offered on the Notes or for a change deemed immaterial in the reasonable opinion of the Agents), or if so indicated in the applicable
Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company will deliver or cause to be delivered forthwith to the Agents or such Agent, as the case may be, a certificate of the Company signed by the Chairman of the Board, the President, any Vice Chairman, or any Vice President, dated the date of the effectiveness of such amendment or filing or supplement or sale, as the case may be, in form reasonably satisfactory to the Agents or such Agent, as the case may be, to the effect that the statements contained in the certificate referred to in Section 4(c) that was last furnished to the Agents (either pursuant to Section 4(c) or pursuant to this Section 3(i)) are true and correct as though made at and as of such time
(except that such statements shall be deemed

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to relate to each Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in
Section 4(c) relating to each Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. In lieu of such certificate, an officer eligible to sign a certificate furnished to the Agents pursuant to this Section 3(i) may furnish to the Agents or such Agent, as the case may be, a letter to the effect that the Agents or such Agent, as the case may be, may rely on such last certificate as though it were dated the date of such letter authorizing reliance on such certificate (except that the statements in such last certificate will be deemed to relate to each Registration
Statement and the Prospectus as amended and supplemented to the time of such letter authorizing reliance).

                           (j)      Each time any Registration
Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions or maturities offered on the Notes or for a change deemed immaterial in the reasonable opinion of the Agents) or if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agents or such Agent, as the case may be, a written opinion of counsel of the Company satisfactory to the Agents or such Agent, as the case may be (who may be Chief Counsel of the Company); provided, however, that such counsel need not provide an opinion regarding the financial statements or other financial information included in such amendment or supplement. Any such opinion shall be dated the date of the effectiveness of such amendment or filing of such supplement or sale, as the case may be, in form satisfactory to counsel for the Agents, and shall be of the same tenor as the opinions referred to in Sections 4(b)(i) and 4(b)(ii) but modified to relate to each Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to the Agents may furnish to the Agents or such Agent, as the case may be, a letter to the effect that the Agents or such Agent, as the case may be, may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to each Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

                           (k)      Each time that any Registration
Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information in such Registration Statement or Prospectus, or if so indicated in the applicable Terms Agreement, the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause KPMG Peat Marwick LLP, its independent public accountants, forthwith to furnish the Agents or such Agent, as the case may be, a letter, dated the date of the effectiveness of such amendment or the date of filing of such supplement, or the date of such sale, as the case may be, in form satisfactory to the Agents or such Agent, as the case may be, of the same tenor as the letter referred to in
Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in each Registration Statement and the Prospectus, as amended or supplemented to the date of such letter. In lieu of such letter, if since the date of the last such letter furnished to the Agents pursuant to this Section 3(k), none of the Registration
Statements or the Prospectus has been amended or supplemented to include amended or supplemented financial information, KPMG Peat Marwick LLP may furnish to the Agents or such Agent, as the case may be, a letter to the effect that the Agents or such Agent, as the case may be, may rely on the last such letter furnished to the Agents pursuant to this Section 3(k) as though it were dated the date of such letter authorizing reliance on such last letter (except that statements in such last letter will be deemed to relate to each Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

                           (l)      If so provided in a Terms
Agreement, between the date of such Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent or Agents, as the case may be, party thereto, offer or sell, or enter into any agreement to sell, any debt securities of the Company having terms, including, without limitation, interest rate and maturity, substantially similar to the Notes (other than the securities that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

                           (m)      Upon the issuance and sale of
Notes in aggregate principal amount equal to the amount theretofore authorized for issuance and sale by the Company's Board of Directors or a committee thereof, the Company will notify the Agents thereof and will cease the issuance of Notes until such time as (i) the issuance and sale of additional amounts of Notes have been duly authorized and (ii) the Company has delivered an opinion of counsel satisfactory to the Agents to such effect.

                           (n)       The Company will not issue
any Notes except as have been duly authorized by all necessary corporate action on the part of the Company.

                           (o)      The Company will prepare, with
respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a pricing supplement with respect to such Notes in a form previously approved by the Agents, will use its reasonable best efforts to deliver (by telecopy or overnight express) final copies of such pricing supplement to the relevant Agent or Agents, as the case may be, in New York City by the close of business, New York City time, on the applicable "trade date" with respect to such Notes, but in no event later than 11:00 a.m., New York City time, on the business day immediately following the "trade date" for such Notes, and will file such pricing supplement pursuant to Rule 424(b) under the Act not later than the applicable date and time required by such Rule 424(b).


                  4. CONDITIONS OF THE OBLIGATIONS OF THE AGENTS. The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company and the obligations of each Agent to purchase Notes as principal pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

                           (a)      (i) No stop order suspending
the effectiveness of any Registration Statement shall be in effect and no proceedings for that purpose shall have been instituted or threatened, (ii) there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in any Registration Statement or the Prospectus as amended or supplemented to the date of any such solicitation or agreement to purchase, (iii) there shall not have occurred since the date of any such solicitation or agreement to purchase any material adverse change in the financial markets in the United
States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which makes it, in the judgment of the relevant Agent, impracticable to market the Notes or to enforce contracts for the sale of the Notes and (iv) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any such solicitation or agreement to purchase shall not have been lowered since that date and no such rating agency shall have publicly announced that it has under surveillance or review with possible negative implications, its rating of any debt securities of the Company.

                           (b)      At the Closing Date, the Agents
shall have received:

                                    (i)      The opinion, dated as
of such date, of Brobeck, Phleger & Harrison, counsel for the Company to the effect that:

                                             (A)      This Agreement
(and, if the opinion is being given pursuant to Section 3(j) on account of the Company having entered into a Terms Agreement, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company.



                                             (B)      Each of the
Indentures has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, specific performance or injunctive relief, and the effect of general principles of equity embodied in California statutes and common law, and has been duly qualified under the Trust Indenture Act of 1939, as amended.





                                             (C)      Upon
determination by the Pricing Committee of the Company or by a duly authorized officer of the Company of the precise terms of the issuance and sale, up to an additional $2,500,000,000 aggregate principal amount of the Notes will have been duly authorized by all necessary corporate action on the part of the Company and, when the Pricing Committee or any such officer, as the case may be, so determines and the Notes are executed and issued by the Company in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, authenticated and delivered by or on behalf of the Senior Trustee or Subordinated Trustee, as the case may be, in accordance with the Senior Indenture or Subordinated Indenture, as the case may be, and delivered to the account of and paid for by the purchasers, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, liquidation, conservatorship, readjustment of debt, fraudulent transfer and other similar laws affecting the rights of creditors generally, and the discretion of any court of competent jurisdiction in awarding equitable remedies, including, without limitation, specific performance or injunctive relief, and the effect of general principles of equity embodied in California statutes and common law, and will be entitled to the benefits of the Senior Indenture or Subordinated Indenture, as the case may be. Such counsel may state that the aggregate principal amount of the Notes which may be authenticated and delivered under the Indentures shall be reduced (but not below the amount of any Notes then outstanding) dollar for dollar for any other series of notes or preferred stock issued after the date of such opinion under the Registration Statements.

                                            (D)     Each Registration
Statement, and any post-effective amendments thereto, are effective under the Securities Act of 1933, and to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under Section 8(d) of said Act with respect to any Registration Statement.



                                             (E)      No authorization,
consent, approval of or filing with any governmental or regulatory body is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement or the Indentures or the issuance and sale of the Notes, other than the filing with and order of the Commission in connection with the registration of the Notes under the Act, the qualification of the Indentures under the Trust Indenture Act, and except that the offer and sale of the Notes in certain jurisdictions may be subject to the Blue Sky or securities laws of such jurisdictions.

                                             (F)      The execution,
delivery and performance of this Agreement and the Indentures by the Company and the issuance and sale of the Notes will not contravene any provision of applicable law or regulation of the State of California or the United States, the General Corporation Law of the State of Delaware or the restated certificate of incorporation or bylaws of the Company or the articles of association or bylaws of the Bank.

                                             (G)      The statements
in the Prospectus under the captions "Description of Medium-Term
Notes" and "Description of Notes" insofar as such statements constitute summaries of the documents referred to therein, fairly present the information called for with respect to such documents.



                                             (H)      The statements
as to matters of law or legal conclusions under the caption
"Federal Tax Considerations" in the Prospectus were correct as of the date thereof, and such statements fairly present the matters and legal conclusions referred to therein.





                                             (I)      Such counsel
(1) believes that each document filed pursuant to the Exchange
Act (except as to financial statements and schedules and other financial information included therein as to which such counsel need not express any belief) and incorporated by reference in the Prospectus complied as to form when so filed with the Commission in all material respects with the Exchange Act and the applicable rules and regulations thereunder, (2) has no reason to believe that (except as to financial statements and schedules and other financial information included therein as to which such counsel need not express any belief) any part of any Registration
Statement or amendment thereto if applicable (including the documents incorporated by reference therein) filed with the Commission pursuant to the Act, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(3) believes that each Registration Statement and the Prospectus, as amended or supplemented, if applicable (except as to financial statements and schedules and other financial information included therein as to which such counsel need not express any belief), comply as to form in all material respects with the Act and the applicable rules and regulations thereunder and (4) has no reason to believe that (except as to financial statements and schedules and other financial information included therein as to which such counsel need not express any belief) any of the Registration Statements or the Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.



                                    With respect to the matters
set forth in (I) above, Brobeck, Phleger & Harrison may state that such counsel's belief is based upon participation in the preparation of each Registration Statement and Prospectus (other than the documents incorporated by reference in the Prospectus (the "Incorporated Documents")) and any amendments and supplements thereto and review and discussion of the contents thereof (including the Incorporated Documents), but is without independent check or verification, except as specified.

                               (ii)          The opinion, dated
as of such date of the Chief Counsel of the Company to the effect that:



                                             (A)      The Company
has been duly incorporated, is validly existing in good standing under the laws of the State of Delaware, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has all requisite corporate power and authority under its articles of incorporation and the laws of the United States and of the State of Delaware to own, lease and operate its properties and conduct its business as described in the Prospectus.





                                             (B)      The Bank has
been duly organized and is validly existing as a national banking association and continues to hold a valid certificate to do business as a national banking association under the laws of the United States; the Bank has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock of the Bank has been duly and validly issued and is fully paid and non-assessable all of the capital stock of the Bank is owned by the Company, directly or indirectly, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.





                                             (C)      To the best
knowledge and information of such counsel, there are no contracts, indentures, mortgages, loan agreements, leases or other documents of a character required to be described or referred to in any Registration Statement or the Prospectus, as amended or supplemented, or to be filed as exhibits thereto other than those specifically described or referred to therein or in the documents incorporated by reference therein or filed as exhibits thereto or as exhibits to documents incorporated by reference therein, and the description thereof or reference thereto was correct on the date that the relevant Registration Statement, Prospectus or document incorporated by reference in any Registration Statement or the Prospectus, as the case may be, in each case as amended or supplemented, which contains such description or reference was filed with the Commission; provided, however, that such counsel need not express any opinion regarding such documents to the extent that they are required to be described or referred to in the financial statements but not otherwise in any Registration Statement or the Prospectus, as amended or supplemented.

                                             (D)      The statements
as to matters of law or legal conclusions contained under the caption "Supervision and Regulation" in the Company's latest annual report on Form 10-K which is incorporated by reference in the Prospectus were correct as of the date such report was filed with the Commission and such statements fairly present the matters and legal conclusions referred to therein.

                                             (E)      To the knowledge
of such counsel, the execution, delivery and performance of this Agreement, the Senior Indenture and the Subordinated Indenture by the Company and the issuance and sale of the Notes will not contravene any provision of any agreement or other instrument binding upon the Company or the Bank.

                           (iii) The opinion of Brown & Wood,
counsel for the Agents, dated as of such date, with respect to the issuance and sale of the Notes, the Indentures, the Registration Statements and the Prospectus, as amended or supplemented, and other related matters as the Agents may reasonably require; and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

On the Settlement Date with respect to any Terms Agreement, the Agent or Agents, as the case may be, party to such Terms
Agreement shall have received such opinions, dated as of such Settlement Date, and rendered by such counsel, as called for by such Terms Agreement.

                           (c)      On the Closing Date and at
each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, the Company shall have furnished to the Agents or the Agent, as the case may be, party to such Terms Agreement a certificate of the Company, signed by the Chairman of the Board, the President, any Vice Chairman or any Vice President, dated as of the Closing Date or such Settlement Date, as the case may be, to the effect that the signer of such certificate has examined each Registration Statement and Prospectus, as amended or supplemented, and this Agreement and that:



                             (i) the representations and
warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions contained in this Agreement on its part to be performed or satisfied at or prior to the date of such certificate;





                            (ii) no stop order suspending the
effectiveness of any Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and





                           (iii) since the respective dates as of
which information is given in any Registration Statement or the Prospectus, as amended or supplemented, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, from that set forth in any Registration Statement or the Prospectus, as amended or supplemented and including all documents incorporated by reference therein.

                           (d)      On the Closing Date, and at
each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, KPMG Peat Marwick LLP shall have furnished to the Agents or the Agent, as the case may be, party to such Terms Agreement a letter or letters, dated as of the Closing Date or such Settlement Date, as the case may be, in form and substance satisfactory to the Agents or such Agent, as the case may be, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statements and the Prospectus, as amended or supplemented.

                           (e)      At the Closing Date and at
each Settlement Date with respect to any Terms Agreement, the Company shall have furnished to the Agents or the Agent, as the case may be, party to such Terms Agreement such further information, certificates and documents as the Agents or such Agent, as the case may be, may reasonably request.


                  5. INDEMNIFICATION AND CONTRIBUTION. (a) The
Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or investigations in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement as originally filed or in any amendment thereof, or in any prospectus subject to completion, or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or investigation; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information concerning such Agent furnished to the Company by such Agent specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                           (b)      Each Agent agrees, severally
and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, each director of the Company and each officer of the Company who signs any Registration Statement or any amendment thereto to the same extent as the foregoing indemnity from the Company to such Agent, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made therein in reliance upon and in conformity with written information concerning such Agent furnished to the Company by such Agent specifically for use therein. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.



                           (c)      Promptly after receipt by an
indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 5, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 5. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in connection with representing the indemnified parties under paragraph (a) or (b), as the case may be, of this Section 5 who are parties to such action, which counsel shall be approved (x) in the case of paragraph (a) of this Section 5, by Merrill Lynch or, if Merrill Lynch is not an indemnified party, by the Agents that are indemnified parties or (y) in the case of paragraph (b) of this Section 5, by the Company), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party;
and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). All fees and expenses of such counsel shall be reimbursed as they are incurred. Notwithstanding the foregoing, no indemnifying party shall be liable hereunder to the indemnified party for any settlement of any proceeding effected by such indemnified party without the written consent of the indemnifying party.



                           (d)      In order to provide for just
and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) is due in accordance with its terms but is for any reason held by a court to be unavailable from any indemnifying party on grounds of policy or otherwise, each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the indemnified party may be subject in such proportions so that each Agent, severally and not jointly, is responsible for that portion represented by the percentage that the aggregate commissions received by such Agent pursuant to Section 2 from the sale of the Notes that were the subject of the claim for indemnification bears to the aggregate principal amount of all the Notes that were the subject of the claim for indemnification and the Company is responsible for the balance; provided, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls an Agent within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as the Agent. For purposes of this Section
5, each person who controls the Company within the meaning of either the Act or the Exchange Act, each director of the Company and each officer of the Company who signs any Registration
Statement or any amendment thereto shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 5(d), notify such party or parties from whom contribution may be sought of the commencement thereof
(it being understood that any notice given pursuant to the first sentence of Section 5(c) shall be sufficient for this purpose), but the omission to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 5(d).


                  6. POSITION OF THE AGENTS. In soliciting offers to purchase the Notes, each Agent is acting solely as agent for the Company, and not as principal. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.


                  7. TERMINATION. This Agreement may be
terminated at any time either by the Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other party hereto. Any Terms Agreement may be terminated by the Agent party thereto, immediately upon notice to the Company, at any time prior to the Settlement Date relating to a Terms Agreement if, during the period beginning on the date of such Terms Agreement and ending on such Settlement
Date or, in the case of clause (i) below, since the respective dates as of which information is given in the Registration Statements, as amended, (i) there has been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which makes it, in the judgment of the relevant Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange shall have been suspended, or minimum or maximum prices or maximum ranges for prices shall have been fixed by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or
(iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.


                  8. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of each Agent set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in Section 5 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 3(g) (other than the provisions of Section 3(g)(v) (if applicable) in connection with any Terms Agreement terminated pursuant to clause (ii) or (iii) of Section 7), 5 and 6 hereof shall survive the termination or cancellation of this Agreement or the Terms Agreement.


                  9.  NOTICES.  All communications hereunder
will be in writing and effective only on receipt, and, if sent to Merrill Lynch, will be mailed, delivered or telecopied and confirmed to it at North Tower, 10th Floor, World Financial Center, New York, New York 10281-1310, Attention: MTN Product Management, (telecopier: (212) 449-2234); if sent to CS First Boston Corporation, will be mailed, delivered or telegraphed and confirmed to it at Short and Medium Term Finance, Park Avenue Plaza, New York, New York 10055, Attention: Richard W. Kurz, Director (telecopier: (212) 318-1498); if sent to Goldman, Sachs, will be mailed, delivered or telegraphed and confirmed to it at 85 Broad Street, New York, New York 10004, Attention:
Registration Department Credit Department, Credit Control-Medium Term Notes (telecopier: (212) 357-8680); if sent to Lehman Brothers, will be mailed, delivered, or telegraphed and confirmed to it at 3 World Financial Center, New York, New York 10285,
Attention: Medium-Term Note Department, 12th Floor (telecopier:
(212) 528-1718 or (212) 619-7165 (over 10 pages); if sent to
Morgan Stanley, will be mailed, delivered or telegraphed and confirmed to it at 1251 Avenue of the Americas, New York, New York 10020, Attention: Manager, Credit Department (telecopier:
(212) 703-4575), with a copy to it at 1221 Avenue of the Americas, New York, New York 10020, Attention: Manager, Short and Medium-Term Finance Department (telecopier: (212) 764-7490); if sent to Salomon Brothers, will be mailed, delivered or telegraphed and confirmed to it at Seven World Trade Center, New York, New York 10048, Attention: Medium-Term Note Department, 32nd Floor (telecopier: (212) 783-2274); or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 444 Market Street, San Francisco, California 94163,
Attention: Senior Vice President and Treasurer (telecopier: (415)
989-3851).




                  10. SUCCESSORS. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and the officers and directors and controlling persons referred to in
Section 5 hereof, and no other person will have any right or obligation hereunder.


                  11.  APPLICABLE LAW.  This Agreement and
any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Agents.

                                         Very truly yours,

                                         WELLS FARGO & COMPANY


                                         By:
                                            _____________________
                                            Senior Vice President
The foregoing Agreement is hereby
confirmed and accepted as of
the date first above written.


MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED


By:
   _____________________




CS FIRST BOSTON CORPORATION


By:
   _____________________
   (GOLDMAN, SACHS & CO.)


LEHMAN BROTHERS INC.


By:
   _____________________


MORGAN STANLEY & CO. INCORPORATED


By:
   _____________________


SALOMON BROTHERS INC


By:
   _____________________

                                                         EXHIBIT A

                      WELLS FARGO & COMPANY

                        MEDIUM-TERM NOTES

                               AND

            SUBORDINATED MEDIUM-TERM NOTES, SERIES B

        DUE FROM 9 MONTHS TO 12 YEARS FROM DATE OF ISSUE

                         TERMS AGREEMENT



[Name of Agent]                                             [Date]
[Address of Agent]

Attention:  _____________________



         Re:      Distribution Agreement dated August __, 1995

         Subject to the terms and conditions of the Distribution
Agreement, the undersigned agrees to purchase Medium-Term Notes in the amount and with the terms specified below:

            Principal Amount:  $_____________________
                     (or principal amount of foreign currency)
            Ranking:  Senior Note (   )  Subordinated Note (   )



            Form:  Certificated (   )  Book-Entry (   )



            Interest Rate:
                  If Fixed Rate Note, Interest Rate:



                  If Floating Rate Note:
                           Interest Rate Basis:
                           Index Maturity:
                           Initial Interest Rate:
                           Spread, if any:
                           Spread Multiplier, if any:
                           Maximum Interest Rate, if any:
                           Minimum Interest Rate, if any:
                           First Interest Reset Date:
                           Interest Reset Frequency (specify
                           months if annual or semi-annual):
                           Interest Payment Period:
                           Interest Payment Dates:
                           Maximum Interest Rate, if any:
                           Minimum Interest Rate, if any:
                           Calculation Agent:

                  If Redeemable:

                           Earliest Redemption Date:
                           Initial Redemption Price:  ___%
                           Annual Redemption Price Reduction:  ___%
                           Sinking Fund Redemption Dates:
                           Sinking Fund Amounts:  ___%



                  If Repayable:
                           Repayment Date(s):
                           Repayment Price:



                  Original Issuance Date:
                  Stated Maturity:
                  Public Offering Price:  ___%
                  Purchase Price:  ___%
                  Settlement Date and Time:
                  Place of Settlement:
                  Currency of Denomination (if other than U.S. dollars):
                  Denominations (if currency is other than U.S. dollars):
                  Currency of Payment (if other than U.S. dollars):
                  Additional Terms:



[The following documents referred to in the Distribution
Agreement shall be required as a condition to settlement:

                  Officer's Certificate to the effect called for
                       by Section 3(i) of the Distribution Agreement.
                  Legal Opinions to the same effect called for by
                       Section 3(j) of the Distribution Agreement.
                  Comfort Letter to the same effect called for by
                       Section 3(k) of the Distribution Agreement.
                  Stand-off Agreement as provided by Section 3(l)
                       of the Distribution Agreement.]

Arrangement for Payment
of Counsel for Agent:

                                        [NAME OF AGENT]


                                        By:
                                             ______________________
                                              Title:
Accepted:


WELLS FARGO & COMPANY


By___________________
    Title:

                                                       EXHIBIT B


                    ADMINISTRATIVE PROCEDURES

                      WELLS FARGO & COMPANY


                    ADMINISTRATIVE PROCEDURES




                  Explained below are the administrative
procedures and specific terms of the offering of Senior Notes or Subordinated Notes (as such terms and other capitalized terms used in these Administrative Procedures and not defined herein are defined in the Distribution Agreement referred to below or, if not defined in the Distribution Agreement, as defined in the Notes), on a continuous basis by Wells Fargo & Company, a Delaware corporation (the "Company"), pursuant to the Distribution Agreement, dated _________, 1995 (the "Distribution Agreement") between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc. (including its affiliate Lehman Government Securities Inc.), Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (individually, an "Agent" and, collectively, the "Agents").




                    Notes will bear interest at a fixed rate (the "Fixed Rate Notes"), which may be zero in the case of certain original issue discount notes (the "OID Notes"), or at floating rates (the
"Floating Rate Notes"). The Notes will be issued in U.S. dollars or other currencies, including composite currencies such as the European Currency Unit (the "Specified Currency"). Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust
Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a
"Certificated Note"). Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note. References to "principal" of the Notes shall be deemed to include, unless the context otherwise requires, a reference to premium, if any, on the Notes.



                  Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC'S operating procedures, and Certificated Notes will be issued in accordance with the administrative procedures set forth in
Part II hereof. Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined.

     PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES



                  In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation (the "Letter of Representation") from the Company and the Trustee to DTC, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").





Issuance:

On any date of settlement (as defined under "Settlement" below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to U.S. $200,000,000 (or the equivalent thereof in other currencies or composite currencies) aggregate principal amount of all such Notes that have the same Stated Maturity, redemption or repayment provisions, Interest Payment Dates, Original Issuance Date, and other terms (collectively, the "Terms"). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear interest from the Original Issuance Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, will bear interest from the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the Original Issuance Date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent any Certificated Note. Notes issued in book-entry form in excess of $200,000,000 (or the equivalent thereof in other currencies or composite currencies) aggregate principal amount and otherwise required to be represented by the same Global Note will instead be represented by two or more Global Notes which shall all be assigned the same CUSIP number.

Owners of beneficial interests in Global Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interest only upon certain limited circumstances described in the Prospectus.



Identification Numbers:

The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers) for each of the Notes, each of which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing the Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of each series of reserved CUSIP numbers and has delivered to the Trustee and DTC the written list of 900 CUSIP numbers of each such series. The Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of either series remain unassigned to Global Securities, the Trustee shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.



Registration:

Unless otherwise specified by DTC, each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Security register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC with respect to such Note (the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Note in the accounts of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.



Transfers:

Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.



Exchanges:

The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed U.S. $200,000,000 (or the equivalent thereof in other currencies or composite currencies) in aggregate principal amount, one Global Security will be authenticated and issued to represent each U.S. $200,000,000 (or the equivalent thereof in other currencies or composite currencies) in aggregate principal amount of the exchanged Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).



Maturities:

Each Book-Entry Note will mature on a date more than nine months and not more than twelve years from date of issue.

Notice of Redemption Dates:

The Trustee will give notice to DTC prior to each redemption date or repayment date (as specified in the Note), if any, at the time and in the manner set forth in the Letter of Representation.

Denominations:



Unless otherwise provided in the applicable Pricing Supplement, Book-Entry Notes will be issued in principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000. Global Securities will be denominated in principal amounts not in excess of U.S. $200,000,000 (or the equivalent thereof in other currencies or composite currencies) aggregate principal amount. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000
(or the equivalent thereof in one or more foreign or composite currencies) aggregate principal amount and would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $200,000,000 (or the equivalent thereof in one or more foreign or composite currencies) in aggregate principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.






Interest:



General. Interest on each Note will accrue from the date and at the rate, and will be payable at the times and in the manner, set forth in such Note. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.





Notice of Interest Payment and Record Dates. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes during the six-month period beginning on such first Business Day.





Payments of Principal and Interest:

Payments of Interest. Promptly after each Record Date, the
Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following

Interest Payment Date (other than an Interest Payment Date coinciding with maturity or any earlier redemption or repayment date) and the total of such amounts. DTC will confirm the amount payable on each such Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment".



Payments at Maturity or Upon Redemption or Repayment. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at maturity or on a redemption or repayment date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Stated Maturity Date or redemption or repayment date of such Global Security. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity Date or redemption or repayment date. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment."




Payments Not on Business Days. If any Interest Payment Date or the Stated Maturity or redemption or repayment date for any Book-Entry Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date, Stated Maturity or redemption or repayment date will be the next following day that is a Business Day with respect to such Note, except that, in the case of a Book-Entry LIBOR

Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date, Maturity Date or redemption or repayment date will be the immediately preceding day that is a Business Day with respect to such Note.




Promptly after payment to DTC of the principal and interest due at the Stated Maturity or redemption or repayment date of a Global Security, the Trustee will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation.


Manner of Payment. Subject to the section of these Administrative Procedures entitled "Payments not on Business Days," the total amount of any principal and interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption or repayment shall be paid by the Company to the Trustee in funds available for immediate use by the Trustee not later than 10:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 11:30 A.M. (New York City time) on each Stated Maturity or redemption or repayment date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fed-wire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest or principal (together with interest thereon) due on Global Securities on any Stated Maturity or redemption or repayment date. On each Interest Payment Date or, if any such date is not a Business Day, as soon as possible thereafter, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.


Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments directly to the beneficial owner of such Note.

Preparation of Pricing Supplement:



If any offer to purchase a Book-Entry Note is accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Note and will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act.





The Company shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") at the following applicable address.





If to Merrill Lynch & Co.:

Merrill Lynch & Co.--Tritech Services
40 Colonial Drive

Piscataway, New Jersey 08854
Attention:   Prospectus Operations
             Susannah Putnam
Telephone:   (908) 885-2769
Telecopier:  (908) 885-2774/5/6

If to CS First Boston Corporation:

CS First Boston Corporation
5 World Trade Center
New York, New York  10048
Attention:    Joan Bryan
Telephone:    212/322-5105
Fax:          212/898-3726

If to Goldman, Sachs & Co.:

Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004
Attention:    Medium-Term Note Trading
Fax:          212/902-0658

If to Lehman Brothers Inc.:

By telecopy to:

Lehman Brothers Inc.
c/o ADP
Prospectus Services
536 BroadHollow Road
Melville, New York  11747
Attention:    Mike Ward
Telecopy:     516/249-7942
Telephone:    516/254-7106

and by hand to:

Lehman Brothers Inc.
3 World Financial Center, 9th Floor
New York, New York  10285-0900
Attention:  Brunnie Vazquez
Telephone:  212/526-8400

If to Morgan Stanley & Co. Incorporated:

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
4th Floor
New York, New York  10020
Attention:  Medium-Term Note Trading
            Desk, Carlos Cabrera
Fax:        212/764-7490

If to Salomon Brothers Inc:

Salomon Brothers Inc
8800 Hidden River Parkway
Tampa, Florida  33637
Attention:  Enrique Castro
Telephone:  813/558-7165
Fax:        813/558-4123





For record-keeping purposes, one copy of each Pricing Supplement shall also be mailed to each Agent at the address for notices set forth in the Distribution Agreement unless delivery to such address is otherwise expressly required above.





In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement (and, unless the Prospectus has been previously delivered, a copy of the Prospectus) to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus.



Settlement:



The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled within three Business Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day. If procedures "A" and "B" of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures "A" and "B" or such later date as the purchaser and the Company shall agree.





The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.



Settlement Procedures:

Settlement Procedures with regard to each Book-Entry Note sold by the Company to or through an Agent (unless otherwise specified pursuant to a Terms Agreement, as defined in the Distribution
Agreement), shall be as follows:





A.       The Offering Agent will advise the
         Company by telephone that such Note
         is a Book-Entry Note and of the
         following settlement information:





         1.       Principal amount, and, if not
                  denominated in U.S. dollars,
                  authorized denominations and
                  currency of payment,
                  Authorized Denomination and
                  Specified Currency.



         2.       Stated Maturity.



         3.       In the case of a Fixed Rate
                  Book-Entry Note, the Interest
                  Rate, or in the case of a
                  Floating Rate Book-Entry Note,
                  the Initial Interest Rate (if
                  known at such time), Interest
                  Payment Date(s), Interest
                  Payment Period, Interest Rate
                  Basis, Index Maturity, First
                  Interest Reset Date, Interest
                  Reset Frequency, Spread or
                  Spread Multiplier (if any),
                  Minimum Interest Rate (if
                  any), and Maximum Interest
                  Rate (if any).



         4.       Redemption or repayment
                  provisions, if any.

         5.       Settlement date and time
                  (Original Issuance Date).

         6.       Price.



         7.       The Offering Agent's
                  commission, if any, determined
                  as provided in the
                  Distribution Agreement.



         8.       Whether the Note is an OID
                  Note, and if it is an OID
                  Note, the total amount of OID,
                  the yield to maturity, and the
                  initial accrual period OID.

         9.       Any other applicable Terms.




B.       The Company will advise the Trustee
         by telephone or electronic trans-
         mission (confirmed in writing at
         any time on the same date) of the
         information set forth in Settlement
         Procedure "A" above.  The Trustee
         will then assign a CUSIP number to
         the Global Security representing
         such Note and will notify the
         Company and such Agent of such
         CUSIP number by telephone as soon
         as practicable.  The Company will
         also advise the Offering Agent of
         the CUSIP number assigned to the
         Global Security.






C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Offering
         Agent and Standard & Poor's Corporation:



         1.       The information set forth in
                  Settlement Procedure "A".



         2.       The Initial Interest Payment
                  Date for such Note, the number
                  of days by which such date
                  succeeds the related DTC
                  Record Date (which Date and,
                  in the case of all other
                  Notes, shall be the Regular
                  Record Date as defined in the
                  Note) and, if known, amount of
                  interest payable on such
                  Initial Interest Payment Date.

         3.       The CUSIP number of the Global
                  Security representing such
                  Note.

         4.       Whether such Global Security
                  will represent any other Book-
                  Entry Note (to the extent
                  known at such time).



         5.       The number of Participant
                  accounts to be maintained by
                  DTC on behalf of the Offering
                  Agent and the Trustee.




D.       The Trustee will complete and
         authenticate the Global Security
         representing such Note.


E.       DTC will credit such Note to the
         Trustee's participant account at
         DTC.




F.       The Trustee will enter an SDFS
         deliver order through DTC's
         Participant Terminal System
         instructing DTC to (i) debit such
         Note to the Trustee's participant
         account and credit such Note to
         such Offering Agent's participant
         account and (ii) debit the Offering
         Agent's settlement account and
         credit the Trustee's settlement
         account for an amount equal to the
         price of such Note less the
         Offering Agent's commission, if
         any.  The entry of such a deliver
         order shall constitute a
         representation and warranty by the
         Trustee to DTC that (a) the Global
         Security representing such Book-
         Entry Note has been issued and
         authenticated and (b) the Trustee
         is holding such Global Security
         pursuant to the Medium Term Note
         Certificate Agreement between the
         Trustee and DTC.




G.       Unless such Agent purchased such
         Note as principal, such Agent will
         enter an SDFS deliver order through
         DTC's Participant Terminal System
         instructing DTC (i) to debit such
         Note to such Agent's participant
         account and credit such Note to the
         participant accounts of the
         Participants with respect to such
         Note and (ii) to debit the
         settlement accounts of such
         Participants and credit the
         settlement account of such Agent
         for an amount equal to the price of
         such Note.


H.       Transfers of funds in accordance
         with SDFS deliver orders described
         in Settlement Procedures "F" and "G"
         will be settled in accordance with
         SDFS operating procedures in effect
         on the settlement date.


I.       The Trustee will credit to the
         account of the Company maintained
         at the Trustee in funds available
         for immediate use in the amount
         transferred to the Trustee in
         accordance with Settlement
         Procedure "F".




J.       Unless such Offering Agent
         purchased such Note as principal
         such Offering Agent will confirm
         the purchase of such Note to the
         purchaser either by transmitting to
         the Participants with respect to
         such Note a confirmation order or
         orders through DTC's institutional
         delivery system or by mailing a
         written confirmation to such
         purchaser.




K.       Monthly, the Trustee will send to
         the Company a statement setting
         forth the principal amount of Notes
         outstanding as of that date under
         the Indenture and setting forth a
         brief description of any sales of
         which the Company has advised the
         Trustee but which have not yet been
         settled.

Settlement Procedures Timetable:



For sales by the Company of Book-Entry Notes to or through an Agent (unless otherwise specified pursuant to a Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible following the trade but not later than the respective times (New York City time) set forth below:



    Settlement
    Procedure                               Time




         A            11:00 A.M. on the trade date
                      or within one hour following
                      the trade
         B            12:00 Noon on the trade date
                      or within one hour following
                      the trade
         C            No later than the close of
                      business on the trade date
         D            9:00 A.M. on settlement date
         E            10:00 A.M. on settlement
                      date
        F-G           2:00 P.M. on settlement date
         H            4:00 P.M. on settlement date
        I-J           5:00 P.M. on settlement date





Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.





If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee, after receiving notice from the Company or such Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 5:00 P.M., New York City time, on the Business Day immediately preceding the scheduled settlement date.



Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "cancelled," make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.


If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, such Agent shall enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.


Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.



In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing that portion of the Book-Entry Notes in respect to which there has not been a failure to settle and will make appropriate entries in its records.

    PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

                  The Trustee will serve as registrar in
connection with the Certificated Notes.

Issuance:

Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issuance Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and
(ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:

Certificated Notes will be issued only in fully registered form without coupons.



Maturities:



Each Certificated Note will mature on a date more than nine months and not more than twelve years from date of issue.

Currency:



If other than U.S. dollars, the currency denomination with respect to any Certificated Note and the payment of interest and the repayment of principal with respect to any such Certificated Note shall be as set forth therein and in the applicable Pricing Supplement.



Denominations:



Unless otherwise provided in an applicable Pricing Supplement, the denomination of any Certificated Note will be a minimum of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or the equivalent.



Interest:



General. Interest on each Note will accrue from the date and at the rate, and will be payable at the times and in the manner, set forth in such Note.

Payments of Principal and Interest:

The Trustee will pay principal and premium, if any, on each Certificated Note at maturity or upon redemption or repayment upon presentation and surrender of such Note to the Trustee. Such payment, together with payment of interest due at maturity or upon redemption or repayment of such Note, will be made in funds available for immediate use by the Trustee and in turn by the holder of such Note. Certificated Notes presented for payment to the Trustee at maturity or upon redemption or repayment for payment will be cancelled by the Trustee and delivered to the Company with a certificate of cancellation.





All interest payments on a Certificated Note (other than interest due at maturity or upon redemption or repayment) will be made by check drawn on the Trustee (or another person appointed by the Trustee) and mailed by the Trustee to the person entitled thereto as provided in such Note and the relevant Indenture; provided, however, that (i) the holder of U.S.$5,000,000 or more in principal amount of Notes having the same Interest Payment Date may elect at any time to have payment made in immediately available funds and (ii) unless otherwise specified in the applicable Pricing Supplement or unless alternative arrangements are made, payments on Notes in a currency other than U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States and the holder of such Notes will provide the Trustee with the appropriate wire transfer instructions. Following each Regular Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at maturity or upon redemption or repayment will be payable to the person to whom the payment of principal is payable. The Trustee will provide monthly to the

Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing or to be redeemed in the next month. The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.




If any Interest Payment Date or the Stated Maturity or redemption or repayment date for any Certificated Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date, Stated Maturity or redemption or repayment date will be the following day that is a Business Day with respect to such Note, except that, in the case of a Certificated LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Certificated LIBOR Note.

Preparation of Pricing Supplement:



If any offer to purchase a Certificated Note is accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a "Pricing Supplement") reflecting the terms of such Note and will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act.





The Company shall use its reasonable best efforts to send such Pricing Supplement by telecopy or overnight express (for delivery by the close of business on the applicable trade date, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent") and the Trustee at the following applicable address:

If to Merrill Lynch & Co.:

Merrill Lynch & Co.--Tritech Services
40 Colonial Drive
Piscataway, New Jersey 08854
Attention:    Prospectus Operations
              Susannah Putnam
Telephone:    (908) 885-2769
Telecopier:   (908) 885-2774/5/6

If to CS First Boston Corporation:

CS First Boston Corporation
5 World Trade Center
New York, New York  10048
Attention:    Joan Bryan
Telephone:    212/322-5105
Fax:          212/898-3726

If to Goldman, Sachs & Co.:

Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004
Attention:    Medium-Term Note Trading
Fax:          212/902-0658

If to Lehman Brothers Inc.:

Chemical Bank
4 New York Plaza
Ground Floor
Receive Window
FAO Lehman Brothers
New York, New York
Attention:  Jennifer Jones
Telephone:  212/623-5953

If to Morgan Stanley & Co. Incorporated:

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
4th Floor
New York, New York  10020
Attention:  Medium-Term Note Trading
            Desk, Carlos Cabrera
Fax:        212/764-7490

If to Salomon Brothers Inc:

Salomon Brothers Inc
8800 Hidden River Parkway
Tampa, Florida  33637

Attention:  Enrique Castro
Telephone:  813/558-7165
Fax:        813/558-4123






For record-keeping purposes, one copy of each Pricing Supplement shall also be mailed to each Agent at the address for notices set forth in the Distribution Agreement unless delivery to such address is otherwise expressly required above.




In each instance that a Pricing Supplement is prepared, the Offering Agent will provide a copy of such Pricing Supplement (and, unless a copy of the Prospectus has been previously delivered, a copy of the Prospectus) to each investor or purchaser of the relevant Notes or its agent. Pursuant to Rule 434 ("Rule 434") of the Securities Act of 1933, as amended, the Pricing Supplement may be delivered separately from the Prospectus.



Settlement:



The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to an Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled within three Business Days, or at such time as the purchaser, the applicable Agent and the Company shall agree, pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date. If procedures "A" and "B" of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures Timetable", such offer shall not be settled until the Business Day following the completion of settlement procedures "A" and "B" or such later date as the purchaser and the Company shall agree.

The foregoing settlement procedures may be modified with respect to any purchase of Notes by an Agent as principal if so agreed by the Company and such Agent.




Settlement Procedures:

Settlement Procedures with regard to each Certificated Note sold by the Company to or through an Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:




A.       The Offering Agent will advise the
         Company by telephone that such Note
         is a Certificated Note and of the
         following settlement information:



         1.       Name in which such Note is to
                  be registered ("Registered
                  Owner").

         2.       Address of the Registered
                  Owner and address for payment
                  of principal and interest.

         3.       Taxpayer identification number
                  of the Registered Owner (if
                  available).

         4.       Principal amount.

         5.       Maturity Date.



         6.       In the case of a Fixed Rate
                  Certificated Note, the Inter-
                  est Rate, or, in the case of a
                  Floating Rate Certificated
                  Note, the Initial Interest
                  Rate (if known at such time),
                  Interest Payment Date(s),
                  Interest Payment Period,
                  Interest Rate Basis, Index
                  Maturity, First Interest Rate
                  Reset Date, Interest Reset
                  Frequency, Spread or Spread
                  Multiplier (if any), Minimum
                  Interest Rate (if any), and
                  Maximum Interest Rate (if
                  any).


         7.       Redemption or repayment
                  provisions, if any.

         8.       Settlement date and time
                  (original Issuance Date).

         9.       Price.



         10.      The Offering Agent's
                  commission, if any, determined
                  as provided in the
                  Distribution Agreement.





         11.      Denominations (if other than
                  $1,000 and integral multiples
                  of $1,000 in excess thereof).





         12.      Specified Currency (if other
                  than U.S. dollars).



         13.      Whether the Note is an OID
                  Note, and if it is an OID
                  Note, the total amount of OID,
                  the yield to maturity, the
                  initial accrual period OID.

         14.      Any other applicable Terms.


B. The Company will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above.


C. The Company will have delivered to the Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the Agents and the
         Trustee:

         1.       Note with customer confirmation.

         2.       Stub One - For the Trustee.

         3.       Stub Two - For such Agent.

         4.       Stub Three - For the Company.




D.       The Trustee will complete such Note
         and authenticate such Note and
         deliver it (with the confirmation)
         and Stubs One and Two to the

         Offering Agent, and the Offering
         Agent will acknowledge receipt of
         the Note by stamping or otherwise
         marking Stub One and returning it
         to the Trustee.  Such delivery will
         be made only against such acknow-
         ledgment of receipt and evidence
         that instructions have been given
         by the Offering Agent for payment
         to the account of the Company at
         the Trustee or to such other
         account as the Company shall have
         specified to the Offering Agent and
         the Trustee in funds available for
         immediate use, of an amount equal
         to the price of such Note less the
         Offering Agent's commission, if
         any.  In the event that the
         instructions given by the Offering
         Agent for payment to the account of
         the Company are revoked, the
         Company will as promptly as
         possible wire transfer to the
         account of the Offering Agent an
         amount of immediately available
         funds equal to the amount of such
         payment made.






E.       Unless the Offering Agent purchased
         such Note as principal, the
         Offering Agent will deliver such
         Note (with confirmation) to the
         customer against payment in
         immediately payable funds.  Prior
         to delivery of the Certificated
         Note, the Offering Agent will have
         previously provided a copy of the
         most recent Prospectus and the
         applicable Pricing Supplement,
         which pursuant to Rule 434 may be
         delivered separately from the
         Prospectus, to such purchaser.




F.       The Trustee will send Stub Three to
         the Company by first-class mail.
         Periodically, the Trustee will also
         send to the Company a statement
         setting forth the principal amount
         of the Notes outstanding as of that
         date under the Indenture and
         setting forth a brief description
         of any sales of which the Company
         has advised the Trustee but which
         have not yet been settled.

Settlement Procedures Timetable:

For sales by the Company of Certificated Notes to or through an Agent (unless otherwise specified pursuant to a Terms Agreement), Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times (New York City time) set forth below:

    Settlement
    Procedure      Time




        A           11:00 A.M. on the trade date
                    or within one hour following
                    the trade
        B           12:00 noon on the trade date
                    or within one hour following
                    the trade
       C-D          2:15 P.M. on settlement date

        E           3:00 P.M. on settlement date
        F           5:00 P.M. on settlement date



Failure to Settle:

If a purchaser fails to accept delivery of and make payment for any Certificated Note, the relevant Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement with the Company, then the Company will reimburse such Agent or the Trustee, appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "can-celled," make appropriate entries in the Trustee's records and send such Note to the Company.

                               28